                                                                    EXHIBIT 10.5

                                STARTRONIX INC.

                            MANUFACTURING AGREEMENT

This agreement is by and between StarTronix Inc., 2402 Michelson Drive, Suite 160, Irvine, California, USA, and Golden Source Electronics Ltd., 2/F, Unit A, Union Hing Yip Fty. Bldg., 20 Hing Yip Street, Kwun Tong, Howloon, Hong Kong.

The purpose of this Manufacturing Agreement is to outline the terms and specifications of the OEM project given to Golden Source by StarTronix Inc.

PRODUCT SPECIFICATIONS:

Telephone/Answering Machine:          Telephone
                                      2 Lines
                                      2 Connectors (1 RJ-45, 1 RJ-11)
                                      Built-in Telephone Answering Device
                                      Built-in Speakerphone Capability

INTERNET TERMINAL:

Hardware:     Processor:              486 DX4/100
              Processor Cache:        256K
              RAM:                    8 MB Base, Upgradeable to 32 MB
              ROM:                    Award Bios
              Keyboard:               Full Size
              Display:                10.4" Diagonal Dual-Scan Passive LCD
              External Display:       VGA Connector on Rear Panel
              Hard Drive:             200 MB IDE, Notebook Form Factor
              Modem:                  28.8 Kbps Fax/Data, V.42, V.42bis
              Magnetic Strip Reader:  3 Track
              Serial Ports:           2
              Parallel Ports:         1
              Pointing Device:        External Serial Mouse (uses one of the
                                      two serial ports)
              Sound Card:             Built-in

Software:     Operating System:       ROMDOS
              GUI:                    Windows 3.1
              Browser:                Netscape 2.01
              Fax TX/RX:              Software Provided
              Office Suite:           TBD (will include at least a word
                                      processor and a spreadsheet)


                        2402 Michelson Drive, Suite 160
                      Tel: 714-474-8400  Fax: 714-223-8977

                                STARTRONIX INC.

FINANCIAL TERMS:

     Cost Per Unit:    $840 USD per unit FOB Hong Kong
                       $40 per unit Surcharge for the upgrade to a soundcard and 8 MB of memory. This surcharge will be in effect for the first 6,000 units; thereafter, the surcharge will be $30 per unit.

TOOLING:

Golden Source is responsible for the complete tooling of the StarScreen and they acknowledge that all rights, and ownership belong to StarTronix Inc.

     Tooling Start:          April 1996
     First Shot at Tooling:  August 15, 1996
     Last Shot at Tooling:   August 30, 1996

TOOLING PAYMENT SCHEDULE:

     Total Cost Tooling:  $230,000 USD
                          $ 75,000 USD to be paid in May 1996 (already paid)
                          $ 75,000 USD to be paid upon confirmation of receipt
                                       of the first off tool plastic from
                                       Golden Source to StarTronix Inc.
                          $ 80,000 USD Final paid upon acceptance of final
                                       plastic from tooling for production
                                       on or about August 30, 1996.

DELIVERY SCHEDULE:

Initial Purchase Order:  12,000 units and company will be issuing P/O for ongoing quantities.

Golden Source confirms that they will deliver on or before the 25th of September the first 100 units of the StarScreen; and between that 100 units on the 25th of September and October 30 will deliver not less than 5,000 units. The balance to be delivered during the month of November and completed no later than the first week of December 1996.

UNIT COST:

It is agreed that StarTronix will give to Golden Source the sum of $120,000 USD as an engineering deposit. This will be offset against the cost of the first 3,000 units (already paid).

StarTronix will give Golden Source $1.5 million during the month of August representing approximately 60% of final amount owed which will be paid at time of delivery of the units by Golden Source to StarTronix.


                        2402 Michelson Drive, Suite 160
                      Tel: 714-474-8400  Fax: 714-223-8977

                                STARTRONIX INC.

A second L/C for $2,640,000 will be open on or about September 1, 1996, to cover the second 3,000 units.

Golden Source acknowledges they will manufacture to International AQL
Level 0.65%.

It is understood that it is the responsibility of StarTronix to obtain the FCC and IC approval for the StarScreen. Golden Source will provide samples, technical data, and whatever else is required to do this in a timely manner.

StarTronix is fully responsible for paying licenses required for the software being imbedded into the StarScreen hardware.

Golden Source confirms as long as StarTronix purchases not less than the 12,000 units already contracted for, they will not OEM a similar product for any other company without the written approval by StarTronix.



For and on behalf of StarTronix Inc.      For and on behalf of Golden Source
                                          Electronics Ltd.

        /s/ NORMAN M. SHINK                       /s/ FRANKY WONG
------------------------------------      ----------------------------------
            Norman M. Shink                           Franky Wong
            President/COO                             Managing Director

      8/21/96                                    8/22/96
-----------------                         ---------------------
Date                                      Date


                        2402 Michelson Drive, Suite 160
                      Tel: 714-474-8400  Fax: 714-223-8977